EXECUTION COPY

                                SERIES SUPPLEMENT

                          JCP&L TRANSITION FUNDING LLC,

                                    AS ISSUER

                                       AND

                              THE BANK OF NEW YORK

                                   AS TRUSTEE

                  ---------------------------------------------

                            2002-A SERIES SUPPLEMENT

                            DATED AS OF JUNE 11, 2002

                 ----------------------------------------------



     2002-A SERIES SUPPLEMENT, dated as of June 11, 2002 (this "Supplement"), by and between JCP&L TRANSITION FUNDING LLC, a Delaware limited liability company (the "Issuer"), and The Bank of New York, a New York banking corporation (the "Trustee"), as Trustee under the Indenture dated as of June 11, 2002, between the Issuer and the Trustee (the "Indenture").

                              PRELIMINARY STATEMENT

     Section 9.01 of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial aggregate principal amount of $320,000,000 to be known as the Issuer's Transition Bonds, Series 2002-A (the "Series 2002-A Transition Bonds"). All acts and all things necessary to make the Series 2002-A Transition Bonds, when duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, legal and binding obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the issuance of the Series 2002-A Transition Bonds.

     In order to secure the payment of principal of and interest on the Series 2002-A Transition Bonds issued and to be issued under the Indenture and/or any Series Supplement, the Issuer hereby confirms the Grant to the Trustee, for the benefit of the Holders of the Series 2002-A Transition Bonds from time to time issued and Outstanding, of all of the Issuer's right, title and interest in, to and under the Collateral, including, without limitation, the Bondable Transition Property transferred by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and all proceeds thereof.

     The Trustee, on behalf of the Holders of the Series 2002-A Transition Bonds, acknowledges the confirmation of such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

     SECTION 1. DEFINITIONS.

     All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

     SECTION 2. OTHER DEFINITIONAL PROVISIONS.

     AUTHORIZED DENOMINATIONS shall mean $1,000 and integral multiples of $1,000 above that amount, provided, however, that one Transition Bond of each Class may have a denomination of less than $1,000.

     EXPECTED AMORTIZATION SCHEDULE means Schedule A to this Supplement.

     EXPECTED FINAL PAYMENT DATE means, with respect to any Class of the Series 2002-A Transition Bonds, the expected final Payment Date therefor, as specified in Section 4 of this Supplement.

     FINAL MATURITY DATE means, with respect to any Class of the Series 2002-A Transition Bonds, the final Payment Date thereof, as specified in Section 4 of this Supplement.

     INTEREST RATE has the meaning set forth in Section 4 of this Supplement.

     OVERCOLLATERALIZATION AMOUNT has the meaning set forth in Section 5(d) of this Supplement.

     PAYMENT DATES has the meaning set forth in Section 5(a) of this Supplement.

     RECORD DATE shall mean, with respect to any Payment Date, the Business Day prior to such Payment Date or, with respect to any Definitive Transition Bonds, the last Business Day of the month preceding such Payment Date.

     REQUIRED CAPITAL AMOUNT has the meaning set forth in Section 5(e) of this Supplement.

     SERIES ISSUANCE DATE has the meaning set forth in Section 3(b) of this Supplement.

     SERIES 2002-A TRANSITION BONDS has the meaning set forth in the Preliminary Statement of this Supplement.

     TRUSTEE POLICIES has the meaning set forth in Section 9 of this Supplement.

     SECTION 3. DESIGNATION; SERIES ISSUANCE DATES.

         (a) Designation. The Series 2002-A Transition Bonds shall be designated generally as the Issuer's Transition Bonds, Series 2002-A, and further denominated as Class A-1, Class A-2, Class A-3 and Class A-4.

         (b) Series Issuance Date. The Series 2002-A Transition Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on June 11, 2002 (the "Series Issuance Date") shall have as their date of authentication June 11, 2002.

     SECTION 4. INITIAL PRINCIPAL AMOUNT; INTEREST RATE; EXPECTED FINAL PAYMENT DATE; FINAL MATURITY DATES.

     The Transition Bonds of each Class of the Series 2002-A Transition Bonds shall have the aggregate initial principal amounts, bear interest at the Interest Rates and have Expected Final Payment Dates and Final Maturity Dates as set forth below:

                                                          Expected Final           Final
    Class    Initial Principal Amount   Interest Rate     Payment Date        Maturity Date
    -----    ------------------------   -------------     ------------        -------------

     A-1          $ 91,111,000            4.19%           December 5, 2007    December 5, 2009

     A-2          $ 52,297,000            5.39%           September 5, 2010   September 5, 2012

     A-3          $ 77,075,000            5.81%           December 5, 2013    December 5, 2015

     A-4          $ 99,517,000            6.16%           June 5, 2017        June 5, 2019


     SECTION 5. PAYMENT DATES; EXPECTED AMORTIZATION SCHEDULE FOR PRINCIPAL; INTEREST; OVERCOLLATERALIZATION AMOUNT; REQUIRED CAPITAL AMOUNT; SERIES 2002-A CAPITAL SUBACCOUNT; NO PREMIUM.

         (a) Payment Dates. The Payment Dates for each Class of the Series 2002-A Transition Bonds ("Payment Dates") are March 5, June 5, September 5 and December 5 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on March 5, 2003 and continuing until the earlier of repayment of such Class in full and the applicable Final Maturity Date.

         (b) Expected Amortization Schedule for Principal. Except in the case of an optional redemption pursuant to Section 10.01 of the Indenture, unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Holders of the Series 2002-A Transition Bonds of record as of the related Record Date amounts payable in respect of the Series 2002-A Transition Bonds pursuant to Section 8.02(g) of the Indenture as principal, in accordance with the Expected Amortization Schedule. Notwithstanding the foregoing, if one or more Classes did not receive principal on any prior Payment Date in accordance with the Expected Amortization Schedule, such shortfalls of principal shall be paid prior to the payment of principal scheduled to be paid on the current Payment Date and shall be paid in the order in which such amounts were scheduled to be paid previously pursuant to the Expected Amortization Schedule; provided, however, that in no event shall a principal payment pursuant to this Section 5(b) on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Series 2002-A Transition Bonds to the amount specified in the Expected Amortization Schedule for such Class and Payment Date.

         (c) Interest. On each Payment Date after the initial Payment Date, interest will be payable on the Series 2002-A Transition Bonds in an amount equal to the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, times in each case the product of

              (i) the applicable Interest Rate times

              (ii) the Outstanding Amount of the related Class of Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Class of Series 2002-A Transition Bonds on such preceding Payment Date.

     With respect to the initial Payment Date, interest will be payable in an amount equal to the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to, but excluding, the initial Payment Date, divided by 360, times the product of:

         (1) the applicable Interest Rate for such Class times

         (2) the original principal amount of such Class of Transition Bonds as of the Series Issuance Date.

         (d) Overcollateralization Amount. The Overcollateralization Amount for the Series 2002-A Transition Bonds (the "Overcollateralization Amount") shall be as set forth in Schedule B hereto.

         (e) Required Capital Amount; Series 2002-A Capital Subaccount. The Required Capital Amount for the Series 2002-A Transition Bonds (the "Required Capital Amount") shall be $1,600,000.

         (f) No Premium. No premium will be payable in connection with the early redemption of the Series 2002-A Transition Bonds.

     SECTION 6. AUTHORIZED DENOMINATIONS. The Series 2002-A Transition Bonds shall be issuable in the Authorized Denominations.

     SECTION 7. REDEMPTION.

         (a) Mandatory Redemption. The Series 2002-A Transition Bonds shall not be subject to mandatory redemption.

         (b) Optional Redemption. The Issuer may redeem the Transition Bonds of Series 2002-A, at its option, on any Payment Date in accordance with Section
10.01 of the Indenture if after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of such Series has been reduced to less than five percent of the initial principal balance of such Series.

     SECTION 8. CREDIT ENHANCEMENT. No credit enhancement (other than the Overcollateralization Amount, the Required Capital Amount and any adjustments to the Transition Bond Charge approved by the BPU as contemplated in the Servicing Agreement) is provided for the Series 2002-A Transition Bonds.

     SECTION 9. TRUSTEE POLICIES. If at any time withdrawals from the Series 2002-A Capital Subaccount exceed in the aggregate $640,000, the Issuer shall within thirty days, deliver to the Trustee and keep in force until the Indenture ceases to be of any further effect, one or more policies of insurance, surety bonds and/or letters of credit in the aggregate face amount of $960,000, which policies, surety bonds and/or letters of credit are sufficient to provide coverage for, and to ensure to the Trustee the payment of, all amounts due and owing to the Trustee under the Indenture (collectively, the "Trustee Policies"), subject to reasonable commercial availability and provided that the premiums or fees for the Trustee Policies shall not exceed $6,000 during any calendar year. The terms and conditions of the Trustee Policies shall be in form and substance reasonably acceptable to the Trustee and shall be issued by one or more carriers or issuers reasonably acceptable to the Trustee.

     SECTION 10. DELIVERY OF THE SERIES 2002-A TRANSITION BONDS; FORM OF THE SERIES 2002-A TRANSITION BONDS. The Trustee shall deliver the Series 2002-A Transition Bonds to the Issuer when authenticated in accordance with Section
2.02 of the Indenture. The Series 2002-A Transition Bonds of Class A-1, Class A-2, Class A-3, and Class A-4 shall be in the form of Exhibit A hereto.

     SECTION 11. ADMINISTRATION FEE. The Administrator shall be paid in accordance with Section 8.02(g)(i) of the Indenture by the Issuer a fee as determined in accordance with the Administration Agreement on each Payment Date with respect to the Series 2002-A Transition Bonds.

     SECTION 12. SECURITY INTERESTS. The Issuer hereby makes the following representations and warranties:

         (a) the Indenture creates a valid and continuing security interest (as defined in the New Jersey UCC) in the Transferred Bondable Transition Property in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

         (b) the Transferred Bondable Transition Property constitutes an "account" within the meaning of the New Jersey UCC;

         (c) the Issuer owns and has good and marketable title to the Transferred Bondable Transition Property free and clear of any Lien;

         (d) the Issuer has caused or will have caused, within ten days of the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under applicable law in order to perfect the security interest in the Transferred Bondable Transition Property granted to the Trustee hereunder; and

         (e) other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Transferred Bondable Transition Property; the Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the collateral covering the Transferred Bondable Transition Property other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated; and the Issuer is not aware of any judgment or tax lien filing against the Issuer.

     SECTION 13. CONFIRMATION OF INDENTURE. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken and construed as one and the same instrument.

     SECTION 14. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 15. GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                          JCP&L TRANSITION FUNDING LLC,
                          as Issuer



                          By:
                                -----------------------------------------------
                                Name:   Richard H. Marsh
                                Title:  Manager, Senior Vice President
                                        and Chief Financial Officer

                          THE BANK OF NEW YORK,
                          not in its individual capacity but solely as Trustee on behalf of the Transition Bondholders,



                          By:
                                -----------------------------------------------
                                Name:   Cassandra Shedd
                                Title:  Assistant Vice President

                                   SCHEDULE A

                         Expected Amortization Schedule
                       Scheduled Amortization Requirement

                   (All amounts are in United States Dollars)

                          CLASS A-1             CLASS A-2              CLASS A-3          CLASS A-4
Payment Date               BALANCE               BALANCE                BALANCE            BALANCE
------------             ----------------------------------------------------------------------------

Closing Date          $ 91,111,000        $ 52,297,000          $ 77,075,000          $ 99,517,000
      3/5/03            81,020,670          52,297,000            77,075,000            99,517,000
      6/5/03            76,085,370          52,297,000            77,075,000            99,517,000
      9/5/03            71,712,829          52,297,000            77,075,000            99,517,000
     12/5/03            67,311,898          52,297,000            77,075,000            99,517,000
      3/5/04            64,036,448          52,297,000            77,075,000            99,517,000
      6/5/04            60,559,357          52,297,000            77,075,000            99,517,000
      9/5/04            56,445,090          52,297,000            77,075,000            99,517,000
     12/5/04            51,723,005          52,297,000            77,075,000            99,517,000
      3/5/05            48,155,059          52,297,000            77,075,000            99,517,000
      6/5/05            44,381,128          52,297,000            77,075,000            99,517,000
      9/5/05            40,060,086          52,297,000            77,075,000            99,517,000
     12/5/05            35,172,118          52,297,000            77,075,000            99,517,000
      3/5/06            31,444,442          52,297,000            77,075,000            99,517,000
      6/5/06            27,513,385          52,297,000            77,075,000            99,517,000
      9/5/06            23,015,488          52,297,000            77,075,000            99,517,000
     12/5/06            17,941,438          52,297,000            77,075,000            99,517,000
      3/5/07            14,036,302          52,297,000            77,075,000            99,517,000
      6/5/07             9,927,568          52,297,000            77,075,000            99,517,000
      9/5/07             5,242,481          52,297,000            77,075,000            99,517,000
     12/5/07                     -          52,273,041            77,075,000            99,517,000
      3/5/08                     -          48,182,907            77,075,000            99,517,000
      6/5/08                     -          43,877,640            77,075,000            99,517,000
      9/5/08                     -          38,974,557            77,075,000            99,517,000
     12/5/08                     -          33,469,193            77,075,000            99,517,000
      3/5/09                     -          29,127,452            77,075,000            99,517,000
      6/5/09                     -          24,568,682            77,075,000            99,517,000
      9/5/09                     -          19,402,605            77,075,000            99,517,000
     12/5/09                     -          13,629,341            77,075,000            99,517,000
      3/5/10                     -           9,024,534            77,075,000            99,517,000
      6/5/10                     -           4,197,574            77,075,000            99,517,000
      9/5/10                     -                   -            75,829,178            99,517,000
     12/5/10                     -                   -            69,771,653            99,517,000
      3/5/11                     -                   -            64,878,949            99,517,000
      6/5/11                     -                   -            59,758,930            99,517,000
      9/5/11                     -                   -            54,007,195            99,517,000





     12/5/11                     -                   -            47,626,619            99,517,000
      3/5/12                     -                   -            42,415,448            99,517,000
      6/5/12                     -                   -            36,972,305            99,517,000
      9/5/12                     -                   -            30,891,365            99,517,000
     12/5/12                     -                   -            24,174,264            99,517,000
      3/5/13                     -                   -            18,622,474            99,517,000
      6/5/13                     -                   -            12,832,708            99,517,000
      9/5/13                     -                   -             6,400,074            99,517,000
     12/5/13                     -                   -                     -            98,841,235
      3/5/14                     -                   -                     -            92,928,140
      6/5/14                     -                   -                     -            86,770,250
      9/5/14                     -                   -                     -            79,956,722
     12/5/14                     -                   -                     -            72,485,803
      3/5/15                     -                   -                     -            66,166,756
      6/5/15                     -                   -                     -            59,595,908
      9/5/15                     -                   -                     -            52,362,850
     12/5/15                     -                   -                     -            44,464,078
      3/5/16                     -                   -                     -            37,713,654
      6/5/16                     -                   -                     -            30,708,424
      9/5/16                     -                   -                     -            23,032,290
     12/5/16                     -                   -                     -            14,681,081
      3/5/17                     -                   -                     -             7,471,877
      6/5/17                     -                   -                     -                     -

                                   SCHEDULE B

                    Schedule of Overcollateralization Amount

                 Required                                  Required
                 Over-                                     Over-
                 collateralization                         collateralization
 Payment Date    Level               Payment Date          Level
 ------------    -----------------   ------------          -----------------
  3/5/03         $ 80,000             6/5/10               $  853,333
  6/5/03         $106,667             9/5/10               $  880,000
  9/5/03         $133,333             12/5/10              $  906,667
  12/5/03        $160,000             3/5/11               $  933,333
  3/5/04         $186,667             6/5/11               $  960,000
  6/5/04         $213,333             9/5/11               $  986,667
  9/5/04         $240,000             12/5/11              $1,013,333
  12/5/04        $266,667             3/5/12               $1,040,000
  3/5/05         $293,333             6/5/12               $1,066,667
  6/5/05         $320,000             9/5/12               $1,093,333
  9/5/05         $346,667             12/5/12              $1,120,000
  12/5/05        $373,333             3/5/13               $1,146,667
  3/5/06         $400,000             6/5/13               $1,173,333
  6/5/06         $426,667             9/5/13               $1,200,000
  9/5/06         $453,333             12/5/13              $1,226,667
  12/5/06        $480,000             3/5/14               $1,253,333
  3/5/07         $506,667             6/5/14               $1,280,000
  6/5/07         $533,333             9/5/14               $1,306,667
  9/5/07         $560,000             12/5/14              $1,333,333
  12/5/07        $586,667             3/5/15               $1,360,000
  3/5/08         $613,333             6/5/15               $1,386,667
  6/5/08         $640,000             9/5/15               $1,413,333
  9/5/08         $666,667             12/5/15              $1,440,000
  12/5/08        $693,333             3/5/16               $1,466,667
  3/5/09         $720,000             6/5/16               $1,493,333
  6/5/09         $746,667             9/5/16               $1,520,000
  9/5/09         $773,333             12/5/16              $1,546,667
  12/5/09        $800,000             3/5/17               $1,573,333
  3/5/10         $826,667             6/5/17               $1,600,000

                      EXHIBIT A TO 2002-A SERIES SUPPLEMENT

                             Form of Transition Bond

REGISTERED                                                       $_____________

No.  R-1                                                        CUSIP NO.  ____

            SEE REVERSE FOR CERTAIN DEFINITIONS AND OTHER PROVISIONS

THE PRINCIPAL OF THIS CLASS A-[ ] TRANSITION BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-[ ] TRANSITION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS CLASS A-[ ] TRANSITION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE CLASS A-[ ] TRANSITION BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, MORATORIUM, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. TRANSFERS OF THIS GLOBAL TRANSITION BOND SHALL BE LIMITED TO TRANSFERS IN THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL TRANSITION BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

                          JCP&L TRANSITION FUNDING LLC

                  TRANSITION BONDS, SERIES 2002-A, CLASS A-[ ].

                   Original Principal     Expected Final         Final
Interest Rate      Amount                 Payment Date           Maturity Date



     JCP&L Transition Funding LLC, a limited liability company formed and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the Original Principal Amount shown above in quarterly installments on the Payment Dates (as defined below) and in the amounts determined as specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(g) of the Indenture, in each year, commencing on March 5, 2003 and ending on or before the Final Maturity Date, to pay the entire unpaid principal hereof on the Final Maturity Date and to pay interest, at the Interest Rate shown above at a fixed rate, on each ________, _______, ____________ and ___________, and if any such day is not a Business Day, the next succeeding Business Day, commencing on ____________, 20__ and continuing until the earlier of the payment of the principal hereof and the Final Maturity Date (each a "Payment Date"), on the principal amount of this Class A-[ ] Transition Bond outstanding from time to time. Interest will be computed (i) for the first Payment Date, on the basis of the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date, to but excluding the initial Payment Date, divided by 360, multiplied by the product of the Interest Rate shown above times the Original Principal Amount of the Class A-[ ] Transition Bonds, and (ii) for each succeeding Payment Date, the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, multiplied by the product of the Interest Rate shown above times the Outstanding Amount of the Class A-[ ] Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Class A-[ ] Transition Bonds on such preceding Payment Date. Such principal of and interest on this Class A-[ ] Transition Bond shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Class A-[ ] Transition Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-[ ] Transition Bond shall be applied first to interest due and payable on this Class A-[ ] Transition Bond as provided above and then to the unpaid principal of this Class A-[ ] Transition Bond, all in the manner set forth in Section 8.02(g) of the Indenture.

     Reference is made to the further provisions of this Class A-[ ] Transition Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-[ ] Transition Bond.

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-[ ] Transition Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an authorized Manager of the Issuer.

Dated:  [               ], 2002



                          JCP&L TRANSITION FUNDING LLC



                          By:
                              -----------------------------------------------
                                 Name:
                                 Title:  Manager

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: [         ], 2002



     This is one of the Class A-[ ] Transition Bonds of the Series 2002-A Transition Bonds, designated above and referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK, not in its
                              individual capacity but solely as Trustee on behalf of the Transition Bondholders,

                              By:
                                    -----------------------------------

                                    Name:
                                    Title:

                           REVERSE OF TRANSITION BOND

     This Class A-[ ] Transition Bond is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds (herein called the "Transition Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes. The Series 2002-A Transition Bonds consist of four Classes, including the Class A-[ ] Transition Bonds (herein called the "Class A-[ ] Transition Bonds"). The Class A-[ ] Transition Bonds have been issued under an indenture dated as of June 11, 2002, and a series supplement thereto dated as of June 11, 2002 (such series supplement, as supplemented or amended, the "Series Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each between the Issuer and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Collateral pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Holders of the Transition Bonds and the terms and conditions under which additional Transition Bonds may be issued. All capitalized terms used in this Class A-[ ] Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

     The Class A-[ ] Transition Bonds, the other Classes of Series 2002-A Transition Bonds and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

     The principal of this Class A-[ ] Transition Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance of the Class A-[ ] Transition Bonds on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier either because

         (i) an Event of Default has occurred and is continuing and the Trustee or the Holders of Transition Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with Section
5.02 of the Indenture or

         (ii) the Issuer, at its option, has called for the redemption of the Series 2002-A Transition Bonds in whole pursuant to Section 7(b) of the Series Supplement and Section 10.01 of the Indenture.

     However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(g) of the Indenture. The entire unpaid principal amount of this Class A-[ ] Transition Bond shall be due and payable on the earlier of the Final Maturity Date hereof and the Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Transition Bonds of all Series representing not less than a majority of the Outstanding Amount of the Transition Bonds have declared the Transition Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-[ ] Transition Bonds shall be made pro rata to the Holders of the Class A-[ ] Transition Bonds entitled thereto based on the respective principal amounts of the Class A-[ ] Transition Bonds held by them.

     Payments of interest on this Class A-[ ] Transition Bond due and payable on each Payment Date, together with the installment of principal payable on this Class A-[ ] Transition Bond on such Payment Date, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class A-[ ] Transition Bond (or one or more predecessors of such Transition Bond) in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Series Supplement, except that with respect to Class A-[ ] Transition Bonds registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final installment of principal payable with respect to this Class A-[ ] Transition Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Class A-[ ] Transition Bond be submitted for notation of payment. Any reduction in the principal amount of this Class A-[ ] Transition Bond (or any one or more predecessors to such Transition Bond) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-[ ] Transition Bond and of any Class A-[ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-[ ] Transition Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Class A-[ ] Transition Bond and shall specify the place where this Class A-[ ] Transition Bond may be presented and surrendered for payment of such installment.

     The Issuer shall pay interest on overdue installments of interest on this Class A-[ ] Transition Bond at the Interest Rate for Class A-[ ] Transition Bonds to the extent lawful.

     As provided in the Indenture, the Class A-[ ] Transition Bonds may be redeemed, in whole, but not in part, in certain circumstances as provided in
Section 7(b) of the Series Supplement and Section 10.01 of the Indenture.

     This Class A-[ ] Transition Bond is a Transition Bond as such term is defined in the Competition Act. Principal and interest due and payable on this Transition Bond are payable from and secured primarily by bondable transition property authorized by a bondable stranded cost rate order issued by the BPU pursuant to the Competition Act. Bondable transition property includes the irrevocable right to impose and collect certain non-bypassable charges (defined in the Competition Act as "transition bond charges") to be included in electric utility bills of all electric service retail customers of Jersey Central Power & Light Company, a New Jersey electric utility.

     The Competition Act provides that:

     "The State of New Jersey does hereby pledge and agree with the holders of any transition bonds issued under the authority of this act, with the pledgee, owner or assignee of bondable transition property, with any financing entity which has issued transition bonds with respect to which a bondable stranded costs rate order has been issued and with any person who may enter into agreements with an electric public utility or an assignee or pledgee thereof or a financing entity pursuant to this act, that the State will not limit, alter or impair any bondable transition property or other rights vested in an electric public utility or an assignee or pledgee thereof or a financing entity or vested in the holders of any transition bonds pursuant to a bondable stranded costs rate order until such transition bonds, together with the interest and acquisition or redemption premium, if any, thereon, are fully paid and discharged or until such agreements are fully performed on the part of the electric public utility, any assignee or pledgee thereof or the financing entity or in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved by a bondable stranded costs rate order . . . ."

     The issuance of this Class A-[ ]Transition Bond under the Competition Act does not, directly, indirectly or contingently, obligate the State of New Jersey or any political subdivision thereof to levy or pledge any form of taxation therefor or to make an appropriation for its payment. This Class A-[ ] Transition Bond will be payable solely from Bondable Transition Property and such other proceeds or property as may be pledged therefor.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-[ ] Transition Bond may be registered in the Transition Bond Register upon surrender of this Class A-[ ] Transition Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Class A-[ ] Transition Bonds of any Authorized Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-[ ] Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

     Prior to the due presentment for registration of transfer of this Class A-[ ] Transition Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class A-[ ] Transition Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and interest on this Class A-[ ] Transition Bond and for all other purposes whatsoever, whether or not this Class A-[ ] Transition Bond may be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Transition Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Transition Bonds representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Transition Bonds representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of the Holders of all the Transition Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-[ ] Transition Bond (or any one of more predecessors of such transition bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-[ ] Transition Bond and of any Class A-[ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-[ ] Transition Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Transition Bonds issued thereunder.

     The term "Issuer" as used in this Class A-[ ] Transition Bond includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Transition Bonds under the Indenture.

     The Class A-[ ] Transition Bonds are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Series Supplement, subject to certain limitations therein set forth.

     This Class A-[ ] Transition Bond and the Indenture shall be construed in accordance with the laws of the State of New Jersey, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Class A-[ ] Transition Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-[ ] Transition Bond at the times and rate and in the currency herein prescribed.

                                   ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:

------------------------------------


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                         (Name and Address of Assignee)

the within Class A-[ ] Transition Bond and all rights thereunder, and hereby irrevocably constitutes and appoints

-------------------------------------------------------------------------------
                         (Name and Address of Appointee)

attorney, to transfer said Class A-[ ] Transition Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:


*By:                                     *By:
     --------------------------------         --------------------------------
     Name                                     Name


*NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-[ ] Transition Bond in every particular, without alteration, enlargement or any change whatsoever.